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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-158778 on Form S-3 of our report dated February 24, 2009 (June 23, 2009 as to Notes 2 and 5 related to the effects of the retrospective application of FSP APB 14-1 and Note 15) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective application of FSP APB 14-1 as described in Notes 2 and 5 and the inclusion of condensed consolidating financial information of Bill Barrett Corporation and its subsidiaries in Note 15) appearing in the Current Report on Form 8-K dated June 24, 2009 of Bill Barrett Corporation and our report dated February 24, 2009 relating to the effectiveness of Bill Barrett Corporation's internal control over financial reporting appearing in the Annual Report on Form 10-K of Bill Barrett Corporation and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
June 23, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM